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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-114507 and 333-111574 on Form S-3 and Nos. 333-116916 and 333-118881 on Form S-8 of our report relating to the financial statements of First Regional Bancorp dated March 17, 2008 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 21), and our report relating to the effectiveness of First Regional Bancorp's internal control over financial reporting dated March 17, 2008 (which report expresses an adverse opinion on internal control over financial reporting due to a material weakness), appearing in the Annual Report on Form 10-K of First Regional Bancorp for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
March 17, 2008

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM